EX-31 Rule 13a-14(d)/15d-14(d) Certification.


I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2012-CCRE1 Mortgage Trust(the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, U.S. Bank National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Bank of America, National Association, as Primary Servicer for the RiverTown Crossings Mall Mortgage Loan (prior to June 24, 2013), KeyBank National Association (as successor to Keycorp Real Estate Capital Markets, Inc.), as Primary Servicer for the RiverTown Crossings Mall Mortgage Loan (on and after June 24, 2013), LNR Partners, LLC, as Special Servicer for the RiverTown Crossings Mall Mortgage Loan, Citibank, N.A., as Trustee (prior to February 28,
2013) and Certificate Administrator for the RiverTown Crossings Mall Mortgage Loan, U.S. Bank National Association as Trustee for for the RiverTown Crossings Mall Mortgage Loan (on and after February 28, 2013), TriMont Real Estate Advisors, Inc., as Operating Advisor for the RiverTown Crossings Mall Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Crossgates Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Crossgates Mall Mortgage Loan, U.S. Bank National Association, as Trustee for the Crossgates Mall Mortgage Loan, Well Fargo Bank, National Association, as Certificate Administrator for the Crossgates Mall Mortgage Loan, Well Fargo Bank, National Association as Custodian for the Crossgates Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Crossgates Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Crossgates Mall Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the Crossgates Mall Mortgage Loan.


    Dated:   March 28, 2014


    /s/ Helaine M. Kaplan
    Signature

    President
    (senior officer in charge of securitization of the depositor)